Exhibit 99.1

Mutual Capital Group to Acquire ICC Holdings, Inc. for $23.50 Per Share in $73.8 Million Transaction

For Immediate Release: June 8, 2024

●	All-cash transaction provides significant premium, delivering substantial and certain value to shareholders of ICC Holdings, Inc.
●	ICC Holdings, Inc. and its subsidiaries will continue to operate as an independent entity with increased support from Mutual Capital Group.

Mutual Capital Group, Inc. (“MCG”), parent company of Mutual Capital Holdings, Inc. (“MCH”) and ICC Holdings, Inc. (NASDAQ: ICCH) (“ICCH”), parent company of Illinois Casualty Company, today jointly announce that they have entered into a definitive merger agreement under which MCG will acquire all outstanding ICCH shares for $23.50 in cash.

The transaction, which was unanimously approved by both boards of directors, represents a total equity value of approximately $73.8 million.  The acquisition price represents a multiple of 1.07 times ICCH’s book value at March 31, 2024, a 48% premium to ICCH’s volume weighted average stock price over the last 30 days and a 42% premium to ICCH’s 52-week high closing price.

The transaction is expected to close in the fourth quarter of 2024, subject to customary closing conditions, including approval by ICCH shareholders and receipt of regulatory approvals.  ICCH will continue to operate as an independent subsidiary of MCG after closing.  Directors and executive officers of ICCH, who control, in the aggregate, 25% of ICCH common stock, intend to vote their shares for the transaction.  Tuscarora Wayne Insurance Company, a subsidiary of MCH and which controls 6.4% of ICCH common stock, intends to vote its shares for the transaction.

Griffin Financial Group, LLC is serving as a financial advisor to MCH and MCG, and Mutual Capital Investment Fund, LP, CIBC Bank, USA, and PS Bank offered financing.  Janney Montgomery Scott, LLC rendered a fairness opinion to MCH and MCG, and Locke Lord LLP served as legal counsel.

Stonybrook Capital, LLC is serving as financial advisor, Feldman Financial Advisors, Inc. offered a fairness opinion, and Stevens & Lee, P.C. is serving as legal advisor to ICCH.

About Mutual Capital Holdings, Inc. and Mutual Capital Group

Mutual Capital Group, based in Wyalusing, Pennsylvania, is the parent company of Mutual Capital Holdings, Inc., Mutual Capital Analytics, Inc., Mutual Capital Investment Fund, LP, Mutual Capital Services, Inc., Tuscarora Wayne Mutual Foundation, Tuscarora Wayne Insurance Company, Keystone National Insurance Company, Lebanon Valley Insurance Company, Glacier Capital Holdings, Glacier Auto Insurance Company, and Glacier Insurance Agency. More information can be found at mutualcapitalgrp.com.

About ICC Holdings, Inc.

ICC Holdings, Inc., based in Rock Island, Illinois, is the parent company of Illinois Casualty Company, Estrella Innovative Solutions, Southern Hospitality Education dba Katkin, Beverage Insurance Agency dba Beverage Insurance Specialty, Two Rivers Investments, Two Rivers Properties, and ICC Re. Arron K. Sutherland, the president and CEO of ICC Holdings and its subsidiaries, will continue to manage the operations of its subsidiaries, including Illinois Casualty Company. More information can be found at ir.iccholdingsinc.com.

Forward Looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should" or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management's expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and future financial condition and results.

Various forward-looking statements in this release relate to the acquisition by MCH of ICCH. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on anticipated terms and timing, and the satisfaction of conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm ICCH’s business, including current plans and operations; (vi) the ability of ICCH to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in ICCH’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those identified in its Annual Report on Form 10-K for the year-ended December 31, 2023 and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. MCH and ICCH do not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

Important Additional Information and Where to Find It

This release is being issued in connection with the proposed acquisition of ICCH by MCH. In connection with the transaction, ICCH intends to file the proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to ICCH’s shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the proxy statement or any other document that ICCH may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by ICCH through the website maintained by the SEC at www.sec.gov and at ICCH’s investor relations website at https://ir.iccholdingsinc.com.

Participants in the Solicitation

ICCH and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from ICCH’s shareholders in connection with the transaction.

Information regarding the names of the Company’s directors and executive officers and their respective direct or indirect interests in the Company by security holdings or otherwise and other information relating to the participants is set forth in the Company’s definitive proxy statement for the Company’s 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024 (the “2024 Proxy Statement”) and available at https://www.sec.gov/Archives/edgar/data/1681903/000143774924014092/icch20240426_defc14a.htm. Please refer to the sections captioned “Share Ownership of Certain Beneficial Owners,” “Proposal One: Election of Directors,” “Director Compensation,” “Executive Compensation Practices,” “Executive Compensation,” “Executive Management,” and “Certain Relationships and Related Transactions” and Appendix B in the 2024 Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Mutual Capital Group, Inc.

Reiner R. Mauer, President & Chief Executive Officer

570-746-9520

rmauer@mutualcapitalgrp.com

ICC Holdings, Inc.

Arron K. Sutherland, President & Chief Executive Officer

309-732-0105

arrons@ilcasco.com